UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave, Tyler, Texas 77569

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 8, 2024, NanoVibronix, Inc. (the “Company”) was notified by the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s continued non-compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market, the Company’s securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to address the deficiency. The Company timely requested a hearing before the Panel, which stayed any further action by Nasdaq with respect to the Company’s listing at least pending completion of the hearing and the expiration of any extension that may be granted by the Panel.

On November 19, 2024, the Company received an additional deficiency notice from the Staff indicating that the Company no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on The Nasdaq Capital Market, based upon the Company’s reported stockholders’ equity of $1,872,000 as of September 30, 2024. The Staff indicated that the Company’s non-compliance with the Equity Rule would be considered by the Panel at the upcoming hearing and could serve as an additional basis for delisting of the Company’s securities from Nasdaq.

The Company will present its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market and request an extension of time to do so at the hearing before the Panel. The Company is considering all available options to regain compliance with the Nasdaq Listing Rules; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the Nasdaq Listing Rules within any extension of time that may be granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	NANOVIBRONIX, Inc.

	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer